EXHIBIT (10 i)

Dated 5 August 2003 Version 1

F4I ICA LIMITED (1)

AND

COM-GUARD.COM INC.

LICENCE AGREEMENT

CMS Cameron McKenna

Mitre House

160 Aldersgate Street

London EC1A 4DD

T +44(0)20 7367 3000

F +44(0)20 7367 2000

THIS AGREEMENT is effective 5 August 2003

BETWEEN:-

(1)           F4i ICA LIMITED, a company incorporated in England under number 4165738 having its registered office at 6 South Bar Street, Banbury Oxfordshire OX16 944, UK (“F4i”); and

(2)           COM-GUARD.com INC, a company incorporated in Nevada  , having its registered office at 2075 Corte Del Nogal, Carlsbad CA 92009 USA (“the Licensee”)

RECITAL:

F4i has agreed to grant the Licensee a non-exclusive licence to use certain software and associated documentation upon the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:

1.             Definitions

1.1           In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

“Affiliate”:  means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with either Party as a Subsidiary or Holding Company;

“Agreement”:  means the terms and conditions of this agreement including the Clauses and Schedules;

“Commencement Date”:  means the date of this Agreement;

“Control”:  means the ownership of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party in question;

“the Delivery Date”:  means the delivery date specified in the Schedule or such extended date as may be granted pursuant to Clause 25;

“Development Software”:  means the SDK software package specified in the Schedule 2;

“End Users”:  means the employees or users of the person who uses the services of the Licensee;

“F4i Software”:  means the Licensed Programs and the Development Software;

“the Licence”:  means the licences granted by F4i pursuant to Clause 2.1 and 2.3;

“the Licence Fee”:  means the fee for the Licence and the services to be provided under this Agreement as specified in Clause 3;

“the Licensed Programs”:  means Image Composition Analysis (ICA) version 1.8 software computer programs of F4i for pornographic image filtering;

“the Licensed Program Materials”  means the Licensed Programs, the Program Documentation and the Media;

“the Media”:  means the media on which the F4i Software is recorded as provided to the Licensee by F4i;

“the Permitted Purpose”: means the Use of the Licensed Programs for the purposes of scanning electronic data traffic sent by End Users through the servers and PC’s resident in End Users premises for pornographic image content;

“the Program Documentation”:  means the documentation supplied to the Licensee by F4i for aiding the use of the F4i Software;

“the Specification”:  means the specification of the Licensed Programs, a copy of which is set out in the Schedule 1;

“Subsidiary or Holding Company”:  means that this term shall have the meaning ascribed to it by Section 736 of the Companies Act 1985;

“Initial Term”: means a period of two years from the Commencement Date;

“Use the Licensed Programs”:  means to use and sub-licence the use of the Licensed Programs in accordance with the terms of this Agreement; and

“Use the Licensed Program Materials”:  means to Use the Licensed Programs, to read and possess the Program Documentation in conjunction with the use of the Licensed Programs and to possess the Media.

1.2           all references to Clauses and Schedules are references to clauses and schedules to this Agreement unless the context otherwise requires;

1.3           references to statutory provisions shall, except where the context requires otherwise, be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date of this Agreement from time to time);

1.4           unless the context otherwise requires, references to the singular include the plural and vice versa, references to any gender include all other genders, and references to “persons” shall include individuals, bodies corporate, unincorporated associations, businesses and partnerships;

1.5           the headings shall be ignored in construing this Agreement; and

1.6           references to the words “includes” or “including” shall be construed without limitation to the generality of the preceding words.

2.             Products and services to be provided

Subject to the terms of this Agreement F4i hereby agrees to:

2.1           grant to the Licensee a non-exclusive licence to Use the Licensed Program Materials for the Permitted Purpose;

2.2           deliver the Licensed Programs to the Licensee;

2.3           grant the Licensee a non-exclusive, non-transferable, personal licence to use and copy the Development Software for the purpose of developing, maintaining and supporting the Licensed Programs;

2.4           provide the Program Documentation to the Licensee;

2.5           provide the other services hereinafter described;

upon the terms and conditions hereinafter contained.

3.             Licence Fee

3.1           COM-GUARD INC shall be free to determine the price at which they license the ICA software to their business customers subject to the minimum pricing matrix as set out in the Pricing Schedule in the Appendix A.

3.2           In addition it is agreed that Com-Guard Inc will on a non exclusive basis make best efforts to secure profitable partnerships for F4i with other US based companies. All approaches and subsequent negotiations are to be agreed prior, and conducted with the full knowledge and participation, where applicable of F4i. For the purposes of a pricing model for this business, it is proposed that the accompanying Appendix A be applied. Such business as is secured by this approach will be subject to the terms and conditions as specified in this agreement. In the case of integration work being required by F4i, such work to be priced and agreed between F4i, Com-Guard and the proposed partner, prior to completion of the sale.

4.             Payment

4.1           The Licence Fee shall be paid by the Licensee.

4.2           The distribution partner undertakes to pay a licence fee to F4i in respect of any End User Licence. Monies shall accrue on the date on which the relevant partner Company invoices the Net Invoice Value in respect of such End User Licences, and the partner company shall within fourteen (14) days of the end of each Month submit to F4i an account setting out in reasonable detail the amount of Licence Fee accruing during such Month and the calculation thereof (a “Monthly Account”).

4.3           The Licence Fee and any additional charges payable under this Agreement are exclusive of Value Added Tax which shall be paid by the Licensee at the rate and in the manner for the time being prescribed by law.

4.4           Any charges payable by the Licensee hereunder in addition to the Licence Fee shall be paid within 30 days after the receipt by the Licensee of F4i’s invoice therefore.

4.5           If any sum payable under this Agreement is not paid within 7 days after the due date then (without prejudice to F4i’s other rights and remedies) F4i reserves the right to charge interest on such sum on a day to day basis (as well after as before any judgment) from the date or last date for payment thereof to the date of actual payment (both dates inclusive) at the rate of 3 per cent above the base rate of Barclays Bank plc (or such other London clearing bank as F4i may nominate) from time to time in force compounded quarterly. Such interest shall be paid on demand by F4i.

4.6           The Licensee shall throughout the duration of this Agreement:

4.6.1        keep complete and accurate books and records of accounts relating to all End Users; and

4.6.2        permit F4i or an accountant appointed by F4i upon reasonable notice and not more than once every six months to inspect and make and retain copies of the books and records for the purposes of verifying any amount due under Clause 3.1.

4.7           F4i shall bear the costs of any investigation as described in Clause 4.6 except that in the event that the amount paid by the Licensee has understated the Licence Fee properly due under this agreement for the relevant period by more than five percent (5%) then the Licensee shall (in addition to making good such shortfall together with the interest accruing thereto) refund F4i costs incurred in undertaking such investigation.

5.             Delivery and installation

On the Delivery Date F4i shall deliver the F4i Software to the Licensee and will work with them to integrate the F4i Software into the licensee’s software. The F4i Software shall consist of one copy of the object code of the F4i Software in machine-readable form only, on the storage media specified in the Schedule.

6.             Risk

Risk in the Media shall pass to the Licensee on delivery. If any part of the Media shall thereafter be lost, destroyed or damaged F4i shall at the request of the Licensee replace the same promptly (embodying the relevant part of the Licensed Programs Development Software) subject to the Licensee paying the cost of such replacement. F4i shall not make any further or additional charge for such replacement.

7.             Warranty

7.1           F4i warrants that the Licensed Programs will provide the facilities and functions set out in the Specification.

7.2           If F4i receives written notice from the Licensee after the Commencement Date of any breach of the said warranty then F4i shall at its own expense and within a reasonable time after receiving such notice remedy the defect or error in question provided that F4i shall have no liability or obligations under the said warranty unless it shall have received written notice of the defect or error in question no later than the expiry of 6 months after the Commencement Date.

7.3           The said warranty shall be subject to the Licensee complying with its obligations hereunder and to there having been made no alterations to the Licensed Programs by any person other than F4i or a person authorised by F4i.  When notifying a defect or error the Licensee shall (so far as it is able) provide F4i with a documented example of such defect or error.

7.4           F4i shall have no liability or obligations under the said warranty other than to remedy breaches thereof by the provision of materials and services within a reasonable time and without charge to the Licensee.  If F4i shall fail to comply with such obligations its liability for such failure shall be limited to a sum equal to the Licence Fee. The foregoing states the entire liability of F4i, whether in contract or tort, for defects and errors in the Licensed Program Materials which are notified to F4i.

7.5           The Licensee acknowledges that the Licensed Programs have not been prepared to meet the Licensee’s individual requirements and that it is therefore the responsibility of the Licensee to ensure that the facilities and functions described in the Specification meet its requirements. F4i shall not be liable for any failure of the Licensed Programs to provide any facility or function not specified in the Specification.

8.             Licence

8.1           The Licensee shall only Use the Licensed Program Materials for the Permitted Purpose and shall not use the Development Software other than as permitted in accordance with Clause 2.3 and the Licensee shall not otherwise permit any third party to use the Licensed Program Materials or Development Software nor use the Licensed Program Materials or Development Software on behalf of or for the benefit of any third party in any way whatever.

8.2           The Licence shall not be deemed to extend to any other programs or materials of F4i other than the Licensed Program Materials and Development Software unless specifically agreed to in writing by F4i.

8.3           The Licensee hereby acknowledges that it is licensed to use the Licensed Program Materials and Development Software only in accordance with the express terms of this Agreement and not further or otherwise.

9.             Duration of Licence

9.1           The Licence shall commence on the Commencement Date and shall continue for the Initial two year Term unless terminated earlier in accordance with Clause 20 and thereafter shall continue for successive periods of twelve (12) months unless and until terminated by either party on not less than 90 days notice prior to the expiry of the Initial Term or subsequent twelve (12) month period or as otherwise provided in this Agreement.

10.          Proprietary rights

10.1         The F4i Software and the copyright and other intellectual property rights of whatever nature in the F4i Software, which are owned by F4i, are and shall remain the property of F4i and F4i reserves the right to grant licences to use the F4i Software to third parties.

10.2         The Licensee shall notify F4i immediately if the Licensee becomes aware of any unauthorised use of the whole or any part of the F4i Software by any person.

10.3         The Licensee will permit F4i to check the use of the F4i Software by the Licensee at all reasonable times and for that purpose F4i shall be entitled to enter any of the Licensee’s premises (and so that the Licensee hereby irrevocably licenses F4i, its employees and agents to enter any such premises for such purpose).

11.          Technical Support

11.1         F4i shall provide the following assistance in respect of Use of the Licensed Programs:

11.1.1      advice by telephone on the Use of the Licensed Programs;

11.1.2      information and advice by telephone on forthcoming upgrades of the Licensed Programs;

11.1.3      upgrades to ICA versions 1.8 and 2.0; and

11.1.4      upon request by the Licensee the diagnosis of faults in the Licensed Programs and the rectification of such faults remotely by the issue of fixes in respect of the Licensed Programs and the making of all necessary consequential amendments (if any) to the Program Documentation.

11.2         Licensee shall only use the current release of the Licensed Programs.

12.          Intellectual property rights indemnity

12.1         F4i shall indemnify the Licensee against any claim that the normal use or possession of the F4i Software infringes the intellectual property rights of any third party provided that F4i is given immediate and complete control of such claim, that the Licensee does not prejudice F4i’s defence of such claim, that the Licensee gives F4i all reasonable assistance with such claim and that the claim does not arise as a result of the use of the F4i Software in combination with any equipment (other than the Equipment) or programs not supplied or approved by F4i.

12.2         Licensee shall promptly notify F4i of any claim, demand or action for infringement or alleged infringement of any intellectual property rights of any third party and F4i shall have the right to either:

12.2.1         procure the right for the Licensee to continue to Use the F4i Software;

12.2.2         make such alterations, modifications, or adjustments to the F4i Software so that they become non-infringing without incurring a material change to the specification; or

12.2.3         replace the F4i Software (or relevant part thereof) with non-infringing substitutes provided that such substitutes materially conform to the specification.

12.3         If F4i is not able to exercise any of the options set out in Clauses 12.2.1 - 12.2.3 above within 14 days of the date it receives notice of intellectual property infringement then the Licensee shall be entitled to terminate this Agreement.

12.4         The foregoing states the entire liability of F4i to the Licensee in respect of the infringement of the intellectual property rights of any third party.

13.          Confidentiality of Licensed Program Materials

13.1         The Licensee undertakes to treat as confidential and keep secret all information contained or embodied in the F4i Software , Program Documentation, Pricing and the Specification and all information conveyed to the Licensee by training (hereinafter collectively referred to as ‘the Information’)

13.2         The Licensee shall not without the prior written consent of F4i divulge any part of the Information to any person except:

13.2.1         the Licensee’s own employees and then only to those employees who need to know the same;

13.2.2         the Licensee’s auditors, Tax Authorities, HM Inspector of Taxes, HM Customs & Excise and any other persons or bodies having a right duty or obligation to know the business of the Licensee and then only in pursuance of such right duty or obligation;

13.2.3         any person who is from time to time appointed by the Licensee to maintain any equipment on which the Licensed Programs are being used (in accordance with the terms of the Licence) and then only to the extent necessary to enable such person properly to maintain such equipment.

13.3         The Licensee undertakes to ensure that the persons and bodies mentioned in Clauses 13.2 are made aware prior to the disclosure of any part of the Information that the same is confidential and that they owe a duty of confidence to F4i. The Licensee shall indemnify F4i against any loss or damage which F4i may sustain or incur as a result of the Licensee failing to comply with such undertaking

13.4         The Licensee shall promptly notify F4i if it becomes aware of any breach of confidence by any person to whom the Licensee divulges all or any part of the Information and shall give F4i all reasonable assistance in connection with any proceedings which F4i may institute against such person for breach of confidence.

13.5         F4i shall treat as confidential all information supplied by the Licensee under this Agreement which is designated as confidential by the Licensee or which is by its nature clearly confidential provided that this Clause 13.5 shall not extend to any information which was rightfully in the possession of F4i prior to the commencement of the negotiations leading to this Agreement or which is already public knowledge or becomes so at a future date (otherwise than as a result of a breach of this Clause). F4i shall not divulge any confidential information to any person except to its own employees and then only to those employees who need to know the same. F4i shall ensure that its employees are aware of and comply with the provisions of this Clause.

13.6         The foregoing obligations as to confidentiality shall remain in full force and effect notwithstanding any termination of the Licence or this Agreement.

14.          Copying

14.1         The Licensee may make only so many copies of the F4i Software as are reasonably necessary for operational security and use. Such copies and the media on which they are stored shall be the property of F4i and the Licensee shall ensure that all such copies bear F4i’s proprietary notices. The Licence shall apply to all such copies as it applies to the F4i Software.

14.2         No copies may be made of the Program Documentation without the prior written consent of F4i.

15.          Security and control

The Licensee shall during the continuance of the Licence:

15.1         effect and maintain adequate security measures to safeguard the Licensed Program Materials and Development Software from access or use by any unauthorised person;

15.2         retain the Licensed Program Materials and the Development Software and all copies thereof under the Licensee’s effective control;

15.3         maintain a full and accurate record of the Licensee’s copying and disclosure of the Licensed Program Materials and Development Software and shall produce such record to F4i on request from time to time.

16.          Alterations

16.1         Licensee may modify the Licensed Programs at its own expense and responsibility.  Licensee shall indemnify F4i against any claim that such modifications infringe the intellectual property rights of any third party.

16.2         The copyright and other intellectual property rights of whatever nature in such modifications shall vest in F4i and Licensee shall ensure that all such modifications bear F4i’s proprietary notice.  Licensee hereby assigns (by way of future assignment) all such rights to F4i.  Licensee shall be entitled without further charge to use such modifications upon the same terms and conditions as the Licensed Programs but not further or otherwise.  The Licence shall be extended accordingly.

16.3         The Licensee shall promptly notify F4i of all such modifications and shall supply to F4i without charge copies of all documentation relating to such modifications including specifications and source codes.

16.4         The Licensee may combine, at its own expense and responsibility, the Licensed Programs with other programs to form a combined work. Any of the Licensed Programs included in the combined work shall continue to be subject to the terms and conditions contained herein.  Where such other programs are the property of a third party the Licensee shall be responsible for obtaining all necessary consents to their use with the Licensed Programs.  Licensee shall indemnify F4i against any claim that the use of the Licensed Programs in combination with such other programs infringes the intellectual property rights of any third party.  Upon termination of the Licence the Licensee shall completely remove the Licensed Programs from such combined work before returning or destroying it together with the Development Software in accordance with Clause 22.2.

16.5         F4i shall not be responsible for any error in the Licensed Programs or failure of the Licensed Programs to fulfil the Specification insofar as such error or failure occurs in or is caused by any part of the Licensed Programs being modified or combined by the Licensee as aforesaid.

17.          Marketing

17.1         The Licensee will use its best efforts to actively and properly market and promote the use of the Licensed Programs.  Such efforts shall include promotion through the Licensee’s press releases, brochures, catalogues, website(s), and other appropriate advertising and marketing media calculated to increase the use of the Licensed Programs by the End Users.

17.2         The Licensee shall keep F4i fully informed of the conditions of the marketplace relating to the use of the Licensed Programs and shall promptly inform F4i of any facts or opinions of which it becomes aware which are likely to be relevant in relation to the commercial exploitation of the Licensed Programs by the Licensee.

17.3         The Licensee shall provide F4i with a tentative projection of the quantity of customers that the Licensee reasonably expects to become End Users, which projection shall be in the form of a report.

17.4         The Licensee warrants that it currently has and shall maintain an adequate level of staff consistent with the market expectations and shall ensure that its staff are properly trained in accordance with the recommendations of F4i.  The Licensee shall make available adequate demonstration libraries, equipment and facilities for the marketing of the Licensed Programs.

17.5         The Licensee shall ensure that in any marketing or promotion of the Licensed Programs or other press relations relating to it, F4i is mentioned as being the developer of the pornographic image composition analysis software.

17.6         The Licensee shall ensure that in any marketing or promotion of the Licensed Programs or other press relations relating to it, F4i is mentioned as being the developer of the pornographic image composition analysis software.

18.          Announcements

18.1 Any public announcement, communication, circular or other publicity concerning the transactions referred to in this Agreement shall be made or despatched at any time by either party with the consent of the other party.

19.          Operating manuals

F4i shall provide the Licensee with 2 copies of a set of operating manuals for the Licensed Programs containing sufficient information to enable proper use of all the facilities and functions set out in the Specification. If the Licensee requires further copies of such operating manuals then these may be obtained under licence from F4i in accordance with its standard scale of charges from time to time in force.

20.          Training

20.1         F4i undertakes to provide basic training in the use of the Licensed Programs and Development Software for the staff of the Licensee.

20.2         Any additional training required by the Licensee shall be provided by F4i in accordance with its standard scale of charges from time to time in force.

21.          Limitation of Liability

21.1         The following provisions set out the exclusions and limitations of liability of F4i (including its employees, agents and sub-contractors) to the Licensee in respect of:

21.1.1      any breach of this Agreement;

21.1.2      any representation, statement or tortuous act or omission including, but not limited to negligence arising under or in connection with the Agreement; and

The Licensee shall not have any other claim (without prejudice to the generality of the foregoing) in respect of contract, negligence or other common law or statutory tortious liability or otherwise and all other rights and remedies outside the provisions of the Agreement that would otherwise be available to the Licensee are hereby excluded to the maximum extent permitted by law.

21.2         Nothing in the Agreement shall be taken to exclude or limit any party’s liability for death or personal injury caused by negligence or any liability for fraudulent misrepresentation or the tort of deceit.

21.3         Except as otherwise expressly provided in the Agreement, all warranties, conditions and other terms implied by statute or common law, custom, trade usage course of dealing or otherwise are, to the fullest extent permitted by law, excluded from the Agreement.

21.4         Subject to Clause 21.2, F4i shall not be liable for:

21.4.1      loss of revenue, loss of business, loss of profits; loss of sales or turnover; loss of or damage to reputation; loss of production; loss of anticipated savings; loss of goodwill or business opportunities; loss of customers; loss of, or loss of use of, any software or data; loss under or in relation to any other contract; and

21.4.2      any sort of consequential, special or indirect loss or damage, costs, expenses or other claims for consequential compensation whatsoever (howsoever caused);

which arise out of or in connection with the Agreement.

21.5         Subject to Clause 21.2, F4i’s total liability in contract, tort (including negligence), breach of statutory duty, misrepresentation or otherwise, arising under or in connection with the Agreement shall not exceed an amount equal to the amount of the Licence Fee F4i has received from the Licensee in the 12 months proceeding such liability regardless of the number of events giving rise to the liability.

22.          Termination

22.1         F4i may terminate the Licence forthwith on giving notice in writing to the Licensee if:

22.1.1      the Licensee commits any material breach of any term of this Agreement and (in the case of a breach capable of being remedied) shall have failed, within 30 days after the receipt of a request in writing from F4i so to do, to remedy the breach (such request to contain a warning of F4i’s intention to terminate); or

22.1.2      the Licensee permanently discontinues the use of the Licensed Program Materials.

22.2         Either party may terminate this Agreement if the other party shall have a receiver or administrative receiver appointed of it or over any part of its undertaking or assets or shall pass a resolution for winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect or if that party enters into any voluntary arrangement with its creditors or shall become subject to an administration order or shall cease to carry on business.

22.3         Save as expressly provided in Clause 22.1 or 22.2 or elsewhere in this Agreement the Licence may not be terminated.

22.4         Forthwith upon the termination of the Licence the Licensee shall return to F4i the Licensed Program Materials and Development Software [including any modifications thereof made by the Licensee] and all copies of the whole or any part thereof or, if requested by F4i, shall destroy the same (in the case of the Licensed Programs and Development Software by erasing them from the magnetic media on which they are stored) and certify in writing to F4i that they have been destroyed. The Licensee shall also cause the Licensed Programs and Development Software to be erased from the Equipment and shall certify to F4i that the same has been done.

22.5         Any termination of the Licence or this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

23.          Assignment

23.1         The Licensee shall not be entitled to assign, sub-license, sub-contract or otherwise transfer the Licence or this Agreement whether in whole or in part.

23.2         F4i shall be permitted to assign the whole or any part of the benefit of this Agreement to an Affiliate.

Each party shall be excused non-performance or late performance of its obligations under this Agreement (and the other party shall have no right or remedy in respect thereof) to the extent the same is caused by any circumstances beyond the reasonable control of such party, including without limitation, acts of God, floods, fires, exceptionally inclement weather conditions and natural disasters, strikes, lockouts and other industrial action (other than by the affected party’s employees), failure of power, water and other supplies and failures of telecommunications services or other means of communication.

24.          Waiver of remedies

No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver of its rights operate as a waiver of any subsequent breach and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative

25.          Entire agreement

This Agreement supersedes all prior agreements, arrangements and understandings between the parties and constitutes the entire agreement between the parties relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon the parties unless made by a written instrument signed by a duly authorised representative of each of the parties.

26.          Notices

26.1         Any notice or warning affecting this Agreement and any invoices (together, “Notices”) will unless otherwise specifically provided in this Agreement be in writing signed by or on behalf of the party giving it and may be served by hand delivery during normal office hours at, or sending it by fax, prepaid recorded delivery or registered post to the address and for the attention of the relevant party as set out in Clause 24.

26.2         Proof of posting or dispatch of any Notice will be deemed to be proof of receipt:

(a)           in the case of a fax, the business day after dispatch; and

(b)           in the case of recorded delivery or registered post, 48 hours from the date of posting.

26.3         The addresses of the parties for the purposes of Clause 24.1 are as follows:

(a)           if F4i, to:

Mathew Gilliat-Smith

F4i ICA Limited

4 South Bar Street

Banbury

Oxfordshire OX16 944
UK

Fax:         00 44 1295 262682

(b)           if to Licensee COM-GUARD INC

2075 Corte Del Nogal

Carlsbad CA, 92009
USA

Fax 760-431-7999

or such other person or address as the relevant party may from time to time notify in writing to the other party on no less that five business day’s notice.

26.4         Revocation of Notices will be effected in the same manner as the Notices themselves.

27.          Law

This Agreement shall be governed by and construed in accordance with the laws of England.

28.          Disputes

Any dispute which may arise between the parties concerning this Agreement shall be determined by the English Courts and the parties hereby submit to the exclusive jurisdiction of the English Courts for such purpose.

29.          Severability

Notwithstanding that the whole or any part of any provision of this Agreement may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall remain in full force and effect.

30.          Third Party Rights

Nothing in this Agreement shall confer on any third party any right to enforce any term of this Agreement under the Contract (Rights of Third Parties) Act 1999.

THIS AGREEMENT HAS BEEN DULY EXECUTED THE DAY AND YEAR FIRST BEFORE WRITTEN:

SIGNED for and on behalf of

F4i ICA LIMITED

By

Signature

SIGNED for and on behalf of

COM-GUARD INC

By

Signature